                                                               Exhibit No. 99(c)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1996
                          --------------------------------------------------

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                               --------------------    -----------------------

Commission file number                         1-2116
                       -------------------------------------------------------





                        ARMSTRONG WORLD INDUSTRIES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                           ("SHARE IN SUCCESS PLAN")
                            (Full title of the Plan)




                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                        Page No.
                                                                        --------

Item 1.  Statements of Net Assets Available for Plan Benefits
         ----------------------------------------------------

         September 30, 1996 and 1995                                        4


Item 2.  Statements of Changes in Net Assets Available
         ---------------------------------------------
           for Plan Benefits
           -----------------

         Years ended September 30, 1996, 1995, and 1994                     5



Notes to Financial Statements                                              6-8
-----------------------------

Item 3.  Independent Auditors' Report                                       9
         ----------------------------

Exhibits
--------

24.  Consent of Independent Auditors

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                ARMSTRONG WORLD INDUSTRIES, INC.
                                EMPLOYEE STOCK OWNERSHIP PLAN
                                ("SHARE IN SUCCESS PLAN")



March 25, 1997                  By:  /s/ E. Allen Deaver
                                   -----------------------------------------
                                   E. Allen Deaver
                                   Chairman of the Retirement Committee

                       ARMSTRONG WORLD INDUSTRIES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

             Statements of Net Assets Available for Plan Benefits
                          September 30, 1996 and 1995

                                                                          1996
                                                  -------------------------------------------------------------
                                                    Allocated            Unallocated                   Total
                                                    ---------            -----------                   -----
Assets
     Investment in Armstrong World
     Industries, Inc. (note 3)
        Preferred Stock                           $          --         $         --              $          --
        Common Stock                                 94,796,070           220,658,132               315,454,202

     Cash and short-term investments                    664,665             2,191,796                 2,856,461

     Employee contributions receivable                       --               330,392                   330,392
     Employer contributions receivable                       --             3,405,019                 3,405,019
     Dividends receivable                                    --                    --                        --
     Interest receivable                                  2,709                   991                     3,700
                                                  -------------         -------------             -------------
                       Total assets                  95,463,444           226,586,331               322,049,774
                                                  -------------         -------------             -------------

Liabilities
     Guaranteed ESOP notes (note 7)                         --            228,382,403               228,382,403
     Accrued interest                                       --              5,775,128                 5,775,128
                                                  -------------         -------------             -------------
                       Total liabilities                    --            234,157,531               234,157,531
                                                  -------------         -------------             -------------

Net assets available for plan benefits            $  95,463,444         $  (7,571,201)            $  87,892,243
                                                  =============         =============             =============


                                                                            1995
                                                  -------------------------------------------------------------
                                                     Allocated         Unallocated                   Total
                                                     ---------         -----------                   -----
Assets
     Investment in Armstrong World
     Industries, Inc. (note 3)
        Preferred Stock                          $  85,204,819         $ 215,716,530             $ 300,921,349
        Common Stock                                        --                    --                        --

     Cash and short-term investments                    75,583             1,039,001                 1,114,584

     Employee contributions receivable                      --               463,981                   463,981
     Employer contributions receivable                      --             2,125,167                 2,125,167
     Dividends receivable                             1,553,813            3,933,872                 5,487,685
     Interest receivable                                    107                1,479                     1,586
                                                  -------------         -------------             -------------
                       Total assets                  86,834,322           223,280,030               310,114,352
                                                  -------------         -------------             -------------

Liabilities
     Guaranteed ESOP notes (note 7)                          --           240,405,403              240,405,403
     Accrued interest                                        --             6,068,624                6,068,624
                                                  -------------         -------------             -------------
                       Total liabilities                     --           246,474,027               246,474,027
                                                  -------------         -------------             -------------

Net assets available for plan benefits            $  86,834,322         $ (23,193,997)            $  63,640,325
                                                  =============         =============             =============

See accompanying notes to financial statements.

                                                                      ARMSTRONG WORLD INDUSTRIES, INC.
                                                                       EMPLOYEE STOCK OWNERSHIP PLAN

                                                       Statements of Changes in Net Assets Available for Plan Benefits
                                                               Years Ended September 30, 1996, 1995 and 1994


                                                             1996                                           1995
                                       --------------------------------------------    ---------------------------------------------
                                          Allocated       Unallocated      Total         Allocated        Unallocated       Total
                                         -----------      -----------     -------       -----------       -----------      -------
Increases:

   Employee contributions (note 1)       $        --       $5,033,300    $5,033,300     $        --        $6,744,735    $6,744,735
   Employer contributions                         --       10,071,540    10,071,540              --         5,670,971     5,670,971
   Dividends (note 3)                      4,133,471       10,638,900    14,772,371       4,879,273        13,984,817    18,864,090
   Interest income                            13,910           74,056        87,966           2,149            55,411        57,560
   Realized gain (note 5)                  1,401,739               --     1,401,739         202,717                --       202,717
   Unrealized appreciation (note 3)       10,448,393       24,321,094    34,769,487      11,897,970        30,122,579    42,020,549
   Allocation of preferred stock of
     Armstrong World Industries, Inc.     14,288,974                     14,288,974      11,239,017                --    11,239,017
                                         -----------      -----------   -----------     -----------      ------------   -----------
                                          30,286,487       50,138,890    80,425,377      28,221,126        56,578,513    84,799,639
                                         -----------      -----------   -----------     -----------      ------------   -----------
Decreases:

   Interest expense                               --      (20,227,120)  (20,227,120)             --       (21,135,170)  (21,135,170)
   Benefits paid (note 4)                (21,657,365)              --   (21,657,365)     (2,907,999)               --    (2,907,999)
   Allocation of preferred stock of
     Armstrong World Industries, Inc.             --      (14,288,974)  (14,288,974)             --       (11,239,017)  (11,239,017)
                                         -----------      -----------   -----------     -----------      ------------   -----------
                                         (21,657,365)     (34,516,094)  (56,173,459)     (2,907,999)      (32,374,187)  (35,282,186)
                                         -----------      -----------   -----------     -----------      ------------   -----------

Net increase (decrease)                    8,629,122       15,622,796    24,251,918      25,313,127        24,204,326    49,517,453

Net assets available for
   plan benefits:

   Beginning of year                      86,834,322      (23,193,997)   63,640,325      61,521,195       (47,398,323)   14,122,872
                                         -----------      -----------   -----------     -----------      ------------   -----------

   End of year                           $95,463,444      ($7,571,201)  $87,892,243     $86,834,322      ($23,193,997)  $63,640,325
                                         -----------      -----------   -----------     -----------      ------------   -----------
                                                   ARMSTRONG WORLD INDUSTRIES, INC.
                                                    EMPLOYEE STOCK OWNERSHIP PLAN

                                    Statements of Changes in Net Assets Available for Plan Benefits
                                             Years Ended September 30, 1996, 1995 and 1994

                                                                 1994
                                         -----------------------------------------------------
                                             Allocated         Unallocated             Total
                                           -------------     ---------------          -------
Increases:

   Employee contributions (note 1)        $        --           $6,158,036           $6,158,036
   Employer contributions                          --            4,533,805            4,533,805
   Dividends (note 3)                       3,942,264           15,108,800           19,051,064
   Interest income                                 --               29,957               29,957
   Realized gain (note 5)                     156,242                   --              156,242
   Unrealized appreciation (note 3)                --                   --                   --
   Allocation of preferred stock of
     Armstrong World Industries, Inc.      11,377,004                   --           11,377,004
                                          -----------          -----------          -----------
                                           15,475,510           25,830,598           41,306,108
                                          -----------          -----------          -----------
Decreases:

   Interest expense                                --          (21,807,401)         (21,807,401)
   Benefits paid (note 4)                  (2,508,168)                  --           (2,508,168)
   Allocation of preferred stock of
     Armstrong World Industries, Inc.              --          (11,377,004)         (11,377,004)
                                          -----------          -----------          -----------
                                           (2,508,168)         (33,184,405)         (35,692,573)


Net increase (decrease)                    12,967,342           (7,353,807)           5,613,535

Net assets available for
   plan benefits:

   Beginning of year                       48,553,853          (40,044,516)           8,509,337
                                          -----------          -----------          -----------

   End of year                            $61,521,195         ($47,398,323)         $14,122,872
                                          -----------          -----------          -----------


See accompanying notes to financial statements.

                       ARMSTRONG WORLD INDUSTRIES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                         Notes to Financial Statements


1. Plan Description
   ----------------

   Armstrong World Industries, Inc. (the Company) established the Armstrong World Industries, Inc. Employee Stock Ownership Plan (the Plan) in 1989. The Plan, which is both a stock bonus plan with a cash or deferred arrangement and an employee stock ownership plan, is designed to attract and keep employees possessing the qualities required for future growth of the Company. The Plan intends to provide such employees with additional incentive for enhanced performance by permitting eligible employees to acquire a proprietary interest in the Company and to accumulate capital for future economic security.

   All employees of the Company and of certain domestic subsidiaries, who are at least twenty-one years of age and have completed one year of service, are eligible to participate in the Plan except for foreign nationals, leased employees, and those employees in a collective bargaining unit unless the collective bargaining agent for that unit agrees to coverage under the Plan.

   Under the Plan, participants receive interest in shares of Company preferred stock held by the trust established under the Plan. The shares of Company preferred stock held by the trust were purchased from the Company from the proceeds of the sale of the Guaranteed ESOP notes in a total principal amount of $270,000,000 in 1989. All shares of preferred stock acquired with the proceeds of the notes are held in a suspense account and released to members' accounts as the notes are repaid. The shares are released in proportion to the ratio of the proportion of principal and interest paid down by any debt payment to the total principal and interest to be paid over the life of the notes.

   The Plan maintains three accounts for each member for contributions and allocations of shares from the suspense account. Participants who elect to reduce their before-tax compensation in amounts ranging from one percent to four percent (exchange contributions) will have such amounts credited to an exchange contribution account. Shares released from the suspense account will be first allocated to members' exchange contribution accounts with a value as of the allocation date equal to the amount of their exchange contributions.

   Shares released from the suspense account not used for the purpose of exchange allocations will be allocated to members' equity accounts (equity allocations) based on an established shares released schedule. The equity account is intended to provide a source of funds to replace certain retiree medical benefits which were phased-out in conjunction with the adoption of this Plan. The allocation schedule, therefore, is designed to provide greater allocation of shares to older employees.

   If any shares released from the suspense account remain unallocated after the exchange and equity allocations, such shares will be allocated to members' bonus accounts in proportion to the ratio of exchange contributions made by a member to the exchange contributions made by all members.

   Participants have an immediate 100 percent vested interest with respect to their exchange contributions. Interest in the Equity and Bonus Accounts vest after five years of service.

2. Plan Redesign
   -------------

   On May 29, 1996, the Employee Stock Ownership Plan Committee of the Company's Board of Directors approved the restructuring of the Plan and the merger of the Plan into the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. The merged plan was named the Retirement Savings and Stock Ownership Plan and had an effective date of October 1, 1996.

                        ARMSTRONG WORLD INDUSTRIES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                   Notes to Financial Statements, (Continued)



3. Summary of Significant Accounting Policies
   ------------------------------------------

   (a)  Basis of Presentation
        ---------------------

        The accompanying financial statements have been prepared on an accrual basis.

   (b)  Investment in Armstrong World Industries, Inc., Preferred Stock
        ---------------------------------------------------------------

        According to the terms of the trust agreement between Mellon Bank, N.A., the Trustee, and Armstrong World Industries, Inc., the Trustee manages a trust fund that has been created under the Plan and has been granted authority to purchase and sell stock of the Company as is necessary to administer the Plan in accordance with its terms.

        As part of the restructuring of the Plan as discussed in note 2, the Company preferred stock held by the trust was converted into shares of Company common stock on a one-for-one basis. The date of the conversion, which involved 5,057,382 shares of preferred stock, was July 31, 1996, when the quoted market price per share of the common stock was $55.50. At September 30, 1996, the investment in Company common stock represents 5,057,382 shares, valued at a quoted market price per share of $62.375. The investment in Company preferred stock is presented at fair value. Fair value is determined to be the greater of $47.75 per share, the preferred stock's minimum conversion value, or the market price per share of Company common stock. The investment in preferred stock at September 30, 1995 represents 5,422,006 shares, valued at a market price per share of $55.50. Each share of preferred stock was convertible into one share of Company common stock. A dividend of $3.462 per share per annum was payable semi-annually on the preferred stock held in the trust. The preferred stock was redeemable at the option of the holder at a redemption price of $47.75 per share plus accrued but unpaid dividends.

   (c)  Expenses
        --------

        All costs and expenses incurred in administering the Trust and the Plan are paid by the Company.

4. Benefits
   --------

   Upon death or any other separation from service from the Company, participants are entitled to receive a distribution of their vested ESOP account. Distributions are in the form of a lump sum cash payment or, upon request, Company common stock. Participants entitled to a distribution can direct the Trustee to either sell their ESOP Preferred Shares to the Company at a per share price of $47.75 or convert the shares into shares of Company common stock on a one-for-one basis.

   During the years ended September 30, 1996, 1995 and 1994, distributions were made to participants of $21,657,365 representing 364,624 shares, $2,907,999 representing 57,756 shares, and $2,508,168 representing 49,609 shares, respectively.

                        ARMSTRONG WORLD INDUSTRIES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                   Notes to Financial Statements, (Continued)



5. Realized Gain
   -------------

   During the years ended September 30, 1996, 1995 and 1994, the number of shares of preferred stock redeemed at prices per share in excess of $47.75 totaled 359,427, 30,660 and 21,012, respectively. The amount of redemption proceeds in excess of the minimum conversion value totaled $1,401,739 in 1996, $202,717 in 1995, and $156,242 in 1994.

6. Plan Termination
   ----------------

   While it is intended to be permanent, the Plan may be terminated at anytime by the Company's Board of Directors. Upon Plan termination, all participants become fully vested in their entire ESOP account balance. Any unallocated shares held by the Trust will be either sold to the Company or converted to Company common stock and then sold to the Company or sold on the open market, whichever produces the greatest cash proceeds. The cash proceeds will be used to satisfy any outstanding Guaranteed ESOP notes, with the balance of any excess proceeds being allocated to individual ESOP account balances on a pro-rated basis.

7. Guaranteed ESOP Notes
   ---------------------

   The Company has guaranteed the payment of principal and interest on the notes. The notes must be repaid in semi-annual installments with interest per annum at 8.35% on the Series A Guaranteed Serial ESOP Notes due 1989-2001 ($108,339,403 and $120,362,403 at September 30, 1996 and 1995, respectively)
   and 8.92% on the Series B Guaranteed Serial ESOP Notes due 2001-2004 ($120,043,000 at September 30, 1996 and 1995). The scheduled amortization of the notes for the next five fiscal years is as follows: 1997 - $14,801,000; 1998 - $17,908,000; 1999 - $21,392,000; 2000 - $25,277,000; 2001 -
   $28,961,404.

8. Company Contributions
   ---------------------

   The Company is obligated to make semi-annual contributions in cash or Company stock to the Plan, on June 15 and December 15 of each year, which when aggregated with all exchange contributions, dividends received by the Trustee on the preferred stock held by the Trust, and trust earnings, is at least equal to the amount necessary to enable the Trustee to pay currently maturing obligations under the Guaranteed ESOP notes.

9. Federal Income Taxes
   --------------------

   By a letter dated February 13, 1996, the Internal Revenue Service has determined and informed the Company that the plan qualifies under the applicable provisions of the Internal Revenue Code and is therefore exempt from federal income taxes.

                         Independent Auditors' Report
                         ----------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets available for plan benefits of the Armstrong World Industries, Inc. Employee Stock Ownership Plan as of September 30, 1996 and 1995 and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended September 30, 1996. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Armstrong World Industries, Inc. Employee Stock Ownership Plan as of September 30, 1996 and 1995 and the changes in its net assets available for plan benefits for each of the years in the three-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

                                    KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
February 28, 1997

                                 EXHIBIT INDEX


24      Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------


The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement
No. 33-29768 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 28, 1997, relating to the statements of net assets available for plan benefits of the Armstrong World Industries, Inc. Employee Stock Ownership Plan as of September 30, 1996 and 1995 and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended September 30, 1996, which report is included herein.

                                    KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
March 24, 1997